Exhibit 32.02

STATEMENT OF CHIEF FINANCIAL OFFICER
OF MOVE, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the report on Form 10-K of Move, Inc. (the “Company”) for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Rachel Glaser, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RACHEL GLASER
Rachel Glaser
Chief Financial Officer
Move, Inc.
Date: February 17, 2012

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Move, Inc. and will be retained by Move, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

81